UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Earliest Event Reported: August 6, 2010

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(Address of principal executive offices, including zip code)

(303) 792-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Amendment to Material Definitive Agreement

On August 6, 2010 National CineMedia, LLC (“NCM LLC”) entered into a Second Amendment to the Third Amended and Restated Limited Liability Company Operating Agreement by and among NCM LLC, American Multi-Cinema, Inc., Cinemark Media, Inc., Regal CineMedia Holdings, LLC, and National CineMedia, Inc. (collectively the “Founding Members’). The amendment modifies the timing of written notice should a Founding Member desire to exercise its option to redeem common membership units.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Second Amendment to Third Amended and Restated Limited Liability Company Operating Agreement of National CineMedia, LLC dated August 6, 2010, by and among American Multi-Cinema, Inc., Cinemark Media, Inc., Regal CineMedia Holdings, LLC and National CineMedia, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, NCM Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: August 10, 2010	By:	/s/ Ralph E. Hardy
Ralph E. Hardy
Executive Vice President, General Counsel and Secretary